Birner Dental Management Services, Inc. Announces Results For Fourth Quarter And Year Ended 2016

DENVER, March 30, 2017 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and year ended December 31, 2016. For the year ended December 31, 2016 compared to 2015, revenue decreased $2.1 million, or 3.3%, to $61.8 million. The Company's earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and change in fair value of contingent liabilities ("Adjusted EBITDA") decreased $1.2 million, or 33.1%, to $2.5 million for the year ended December 31, 2016 compared to 2015. Net loss for the year ended December 31, 2016 increased $681,000 to $(1.4) million compared to $(705,000) for the year ended December 31, 2015. Loss per share increased to $(0.74) for the year ended December 31, 2016 compared to $(0.38) for the year ended December 31, 2015.

For the quarter ended December 31, 2016 compared to the same period in 2015, revenue decreased $757,000, or 5.0%, to $14.3 million. The Company's Adjusted EBITDA decreased $260,000, or 43.3%, to $340,000 for the quarter ended December 31, 2016 compared to the same period in 2015. Net loss for the quarter ended December 31, 2016 increased $164,000 to $(539,000) compared to $(375,000) for the same period of 2015. Net loss per share increased to $(0.29) for the quarter ended December 31, 2016 compared to $(0.20) for the quarter ended December 31, 2015.

Contributing to the decrease in Adjusted EBITDA during the quarter and year ended December 31, 2016 was negative Adjusted EBITDA from the Company's two most recently opened de novo offices. The Company's de novo offices typically take a period of time after opening before they generate positive Adjusted EBITDA. The two de novo offices had negative Adjusted EBITDA of $534,000 for the year ended December 31, 2016 and $99,000 for the quarter ended December 31, 2016. The Company has not opened any new de novo offices since January 2016 and does not intend to open any additional de novo offices during 2017. In an effort to accelerate the move to positive Adjusted EBITDA in these offices, management is working to optimize dental staffing in these offices.

The Company believes that revenue in the second, third and fourth quarters of 2016 was adversely affected by employee distractions caused by matters related to an activist shareholder group that began making a series of public disclosures and other statements critical of the Company, its Board of Directors and management in May 2016. The Company also incurred additional expenses of approximately $300,000 during the last 12 months in connection with matters related to the activist shareholder group as well as its Board of Directors' ongoing evaluation of the Company's strategic options.

Despite challenging results for the fourth quarter and full year 2016, the Board of Directors believes there are meaningful signs of progress. In order to help facilitate a re-doubled focus on improved operations, the Company has decided to discontinue the strategic assessment begun in the second quarter of 2016. Management and the Board of Directors are intensely focused on reversing the negative trends in the Company's results of operations and have taken a number of actions in to accomplish this objective.

Related in part to the factors noted previously, the Company believes much of the decline in revenue and Adjusted EBITDA has been driven by a decrease in the number of dentists in the network from 116 dentists as of December 31, 2015 to a low of 98 dentists at September 30, 2016. Two significant steps have been taken to reverse this adverse trend.

In late September 2016, the Company hired a new, fully dedicated dentist recruiter to replace the previous recruiter. As shown in the table below, the Company believes the new recruiter is making progress in increasing its number of dentists. On January 30, 2017, the Company also added a highly experienced Chief Dental Officer to work directly with its network dentists in their offices, which the Company believes will help reduce dentist turnover, improve dentist performance and enhance dentist recruitment going forward. The early results of this effort have been sufficiently encouraging that the Company has begun to work with an additional experienced dentist on a part time consulting basis to further improve retention and productivity. In addition, the Company has begun to offer equity buy-in opportunities for dentists, which it believes will also aid in recruiting and retaining dentists and reducing dentist turnover.

	Dentist Count
Date		Total
12/31/2015		116
3/31/2016		112
6/30/2016		102
9/30/2016		98
12/31/2016		98
3/27/2017		102

Management is also continuously seeking to reduce expenses and, on February 1, 2017, the Company's Chief Executive Officer, Chief Financial Officer and outside directors all took 20 percent reductions in base salary and director fees, respectively, amounting to approximately $175,000 in annual expense savings. Additionally, one of the Company's two offices in Fort Collins, Colorado that had negative Adjusted EBITDA of $78,000 in 2016 was consolidated with a newer second office at the end of January 2017. The Company is aggressively considering other actions to reduce expenses and improve profitability.

While still facing challenging comparisons with the first quarter of 2016, the Company believes there is evidence that its actions are yielding positive results. The Company's dentist count is stabilized and improving, patient flow is strong at most offices, and productivity per dentist is increasing in 2017 compared to the same period in 2016. The PERFECT TEETH name continues to be well known and respected in its markets and the Company believes it remains a draw for dentists and patients. New patient visits have increased in 2017 compared to the same period in 2016 despite fewer dentists in the network in 2017. Part of the influx of new patients, the Company believes, is a result of its initiative of soliciting online reviews at its offices. During 2017, the number of reviews received by the Company has increased substantially, and 94% of those reviews are positive. The Company believes this is a testimony to the Gold Standard quality service its offices provide patients every day.

During 2016, the Company had capital expenditures of approximately $831,000, paid approximately $409,000 in dividends to its shareholders and decreased total bank debt outstanding by approximately $357,000 to $9.9 million at December 31, 2016. In January 2017, the Company made a principal payment of $500,000 to reduce the term portion of its bank debt according to its terms. The Company anticipates making similar reductions to its term debt at the end of each quarter in 2017. Additionally, the Company's revolving line of credit commitment reduces in $300,000 increments during 2017 through maturity from $2.0 million to $800,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of December 31, 2016, the Company managed 69 dental offices, of which 36 were acquired and 33 were de novo developments. As of December 31, 2016, the Company had 98 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the year and quarter ended December 31, 2016 on Thursday, March 30, 2017 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-877-419-6600 and refer to Confirmation Code 2603092 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on March 30, 2017, the rebroadcast number is 1-888-203-1112 with the pass code of 2603092. This rebroadcast will be available through April 13, 2017.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including the amount of bank debt, performance of de novo offices, the payment or nonpayment of dividends, dentist count, dentist turnover and recruitment, dentist productivity, new patient visits and patient flow and the impact of certain shareholder matters. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarters Ended December 31,				Years Ended December 31,
	2015		2016		2015		2016

REVENUE:
Dental practice revenue	$ 13,892,620		$ 13,158,048		$ 59,134,356		$ 57,167,491
Capitation revenue	1,156,308		1,133,585		4,709,481		4,594,803
	15,048,928		14,291,633		63,843,837		61,762,294

DIRECT EXPENSES:
Clinical salaries and benefits	9,054,636		8,638,093		38,209,674		37,202,203
Dental supplies	703,245		633,233		2,965,182		2,820,462
Laboratory fees	771,576		840,567		3,288,426		3,489,225
Occupancy	1,521,718		1,566,735		5,948,384		6,279,180
Advertising and marketing	154,737		168,260		862,397		658,487
Depreciation and amortization	1,027,783		967,136		4,283,291		3,993,299
General and administrative	1,461,894		1,338,422		5,387,988		5,477,903
	14,695,589		14,152,446		60,945,342		59,920,759

Contribution from dental offices	353,339		139,187		2,898,495		1,841,535

CORPORATE EXPENSES:
General and administrative	840,622	(1)	820,535	(1)	3,677,547	(2)	3,516,657	(2)
Depreciation and amortization	67,064		44,820		241,588		210,813

OPERATING LOSS	(554,347)		(726,168)		(1,020,640)		(1,885,935)

OTHER INCOME (EXPENSE):
Change in fair value of contingent liabilities	100,000		-		100,000		-
Interest (expense), net	(30,362)		(68,700)		(105,062)		(253,940)

LOSS BEFORE INCOME TAXES	(484,709)		(794,868)		(1,025,702)		(2,139,875)
Income tax benefit	(110,044)		(256,321)		(321,032)		(753,973)

NET LOSS	$ (374,665)		$ (538,547)		$ (704,670)		$ (1,385,902)

Net loss per share of Common Stock - Basic	$ (0.20)		$ (0.29)		$ (0.38)		$ (0.74)

Net loss per share of Common Stock - Diluted	$ (0.20)		$ (0.29)		$ (0.38)		$ (0.74)

Cash dividends per share of Common Stock	$ 0.22		$ -		$ 0.88		$ -

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,861,106		1,860,261		1,860,246		1,860,316

Diluted	1,861,106		1,860,261		1,860,246		1,860,316

(1)

Corporate expense - general and administrative includes $59,755 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2015 and $54,560 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2016.

(2)

Corporate expense - general and administrative includes $229,093 of stock-based compensation expense pursuant to ASC Topic 718 for the year ended December 31, 2015 and $177,679 of stock-based compensation expense pursuant to ASC Topic 718 for the year ended December 31, 2016.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2015	2016

CURRENT ASSETS:
Cash	$ 258,801	$ 157,923
Accounts receivable, net of allowance for doubtful accounts of approximately $390,000 and $410,000, respectively	3,043,655	3,212,190
Note receivable	34,195	34,195
Deferred tax asset	275,907	326,202
Income tax receivable	73,878	-
Prepaid expenses and other assets	575,770	759,749

Total current assets	4,262,206	4,490,259

PROPERTY AND EQUIPMENT, net	9,808,014	7,279,436

OTHER NONCURRENT ASSETS:
Intangible assets, net	7,565,648	6,721,084
Deferred charges and other assets	155,741	155,741
Note receivable	55,002	31,051

Total assets	$ 21,846,611	$ 18,677,571

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,920,998	$ 2,723,473
Accrued expenses	1,547,915	925,776
Accrued payroll and related expenses	2,330,398	2,164,758
Current maturities of long-term debt	1,500,000	2,500,000

Total current liabilities	8,299,311	8,314,007

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,242,800	1,500,618
Long-term debt	8,707,578	7,351,006
Other long-term obligations	949,554	1,081,655

Total liabilities	20,199,243	18,247,286

COMMITMENTS AND CONTINGENCIES (Notes 8 & 10)

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,861,106 and 1,860,261 shares issued and outstanding, respectively	1,446,182	1,615,001
Retained earnings (accumulated deficit)	201,186	(1,184,716)

Total shareholders' equity	1,647,368	430,285

Total liabilities and shareholders' equity	$ 21,846,611	$ 18,677,571

The accompanying notes are an integral part of these consolidated balance sheets.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net, income tax benefit to net loss and subtracting change in fair value of contingent liabilities as in the table below.

	Quarters Ended December 31,		Years Ended December 31,
	2015	2016	2015	2016
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($374,665)	($538,547)	($704,670)	($1,385,902)
Add back:
Depreciation and amortization - Offices	1,027,783	967,136	4,283,291	3,993,299
Depreciation and amortization - Corporate	67,064	44,820	241,588	210,813
Stock-based compensation expense	59,755	54,560	229,093	177,679
Interest expense, net	30,362	68,700	105,062	253,940
Income tax benefit	(110,045)	(256,321)	(321,032)	(753,973)
Less:
Change in fair value of contingent liabilities	(100,000)	-	(100,000)	-

Adjusted EBITDA	$600,254	$340,348	$3,733,332	$2,495,856